									Exhibit 99.2

Apple Inc.
Q4 2017 Unaudited Summary Data
(Units in thousands, Revenue in millions)

	Q4 2017		Q3 2017		Q4 2016		Sequential Change		Year/Year Change
		Revenue		Revenue		Revenue		Revenue		Revenue
Operating Segments
Americas		$23,099		$20,376		$20,229		13%		14%
Europe		13,009		10,675		10,842		22%		20%
Greater China		9,801		8,004		8,785		22%		12%
Japan		3,858		3,624		4,324		6%		-11%
Rest of Asia Pacific		2,812		2,729		2,672		3%		5%
Total Apple		$52,579		$45,408		$46,852		16%		12%

	Q4 2017		Q3 2017		Q4 2016		Sequential Change		Year/Year Change
	Units	Revenue	Units	Revenue	Units	Revenue	Units	Revenue	Units	Revenue
Product Summary
iPhone (1)	46,677	$28,846	41,026	$24,846	45,513	$28,160	14%	16%	3%	2%
iPad (1)	10,326	4,831	11,424	4,969	9,267	4,255	-10%	-3%	11%	14%
Mac (1)	5,386	7,170	4,292	5,592	4,886	5,739	25%	28%	10%	25%
Services (2)		8,501		7,266		6,325		17%		34%
Other Products (1)(3)		3,231		2,735		2,373		18%		36%
Total Apple		$52,579		$45,408		$46,852		16%		12%

(1)		Includes deferrals and amortization of related software upgrade rights and non-software services.
(2)
Includes revenue from Digital Content and Services, AppleCare, Apple Pay, licensing and other services. Services revenue in the fourth quarter of 2017 included a favorable one-time adjustment of $640 million due to a change in estimate based on the availability of additional supporting information.

(3)		Includes sales of Apple TV, Apple Watch, Beats products, iPod touch and Apple-branded and third-party accessories.